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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): July 25, 2001

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


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
           DELAWARE                          000-26437                    94-3238684
(State or other jurisdiction of       (Commission File Number)         (I.R.S. Employer
incorporation or organization)                                        Identification No.)
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                               48634 Milmont Drive
                         FREMONT, CALIFORNIA 94538-7353
               (Address of principal executive offices) (Zip code)


                                 (510) 580-4500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2.  OTHER EVENTS

Accrue Software, Inc. (the "Company") issued a press release on July 25, 2001 announcing that on July 19, 2001 it received a letter from the Nasdaq Staff stating that the Company has failed to comply with the $1.00 minimum bid price required for continued listing of its common stock on the Nasdaq National Market, as required by Nasdaq Marketplace Rule 4450(a), and as a result the common stock is subject to delisting. The Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination. Although there can be no assurance that the Panel will grant the Company's request for continued listing, the hearing request will stay the delisting of the Company's stock pending the Panel's decision. A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) EXHIBITS

            99.1 Press release dated July 25, 2001.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ACCRUE SOFTWARE, INC.

Date: July 25, 2001                   By: /s/ Harrison Paist
                                          --------------------------------------
                                          Harrison Paist
                                          Chief Financial Officer


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                                INDEX TO EXHIBITS

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EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Press release dated July 25, 2001.
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